UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 31, 2008
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification Number)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive office)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 31, 2008, White Mountains Insurance Group, Ltd. (“White Mountains”) completed the transaction contemplated by the exchange agreement (the “Exchange Agreement”) with Berkshire Hathaway Inc. (“Berkshire Hathaway”) previously announced in its Current Report on Form 8-K filed on March 10, 2008.  Pursuant to the terms of the Exchange Agreement, Berkshire Hathaway exchanged approximately 95% of its interest in White Mountains (1,634,921 common shares) for 100% of a subsidiary of White Mountains, whose holdings consist of Commercial Casualty Insurance Company, International American Group, Inc. and $707.9 million in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

Dated: November 3, 2008	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer